Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-285652) of Kestra Medical Technologies, Ltd. of our report dated July 17, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
July 17, 2025